Exhibit 99.1

The Buckle, Inc. 2407 W. 24th St. Kearney, NE 68845 P.O. Box 1480 Kearney, NE 68848-1480 phone: 308-236-8491 fax: 308-236-4493
For Immediate Release: June 30, 2008	web: www.buckle.com

Contact:	Karen B. Rhoads, Chief Financial Officer
The Buckle, Inc.
308/236-8491

THE BUCKLE, INC. TO PRESENT
AT OPPENHEIMER 8TH ANNUAL CONSUMER GROWTH CONFERENCE

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today that it is scheduled to present at the Oppenheimer 8th Annual Consumer Growth Conference at the Four Seasons Hotel in Boston, Massachusetts on Wednesday, July 9, 2008, at 9:40 a.m. EDT. The Company will be represented at the conference by Dennis Nelson, President and Chief Executive Officer, and Tom Heacock, Corporate Controller.

During its presentation, the Company will review past financial performance and provide a general overview of the Company and its approach to business. The Company’s presentation will be posted in two files on the Company’s web site as soon as administratively possible following the Company’s live presentation.  One file will contain the narrative and a second file will contain the visual presentation.

June Sales Release

The Company also announced today that it will report its June 2008 sales results on Wednesday, July 9, 2008, prior to the market opening. The Company will resume its normal schedule of releasing monthly sales prior to the market opening on the Thursday following the end of the fiscal month with its July 2008 sales results.

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 377 retail stores in 39 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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